UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2005 enherent Corp.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-23315 (Commission File Number)	13-3914972 (I.R.S. Employer Identification No.)
192 Lexington Avenue
New York, New York 10016
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 889-7722
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          Effective as of September 20, 2005, enherent Corp. (the “Company”) entered into Indemnification Agreements with each of the members of the Board of Directors of the Company. Each Indemnification Agreement (i) requires the Company to maintain directors’ and officers’ liability insurance coverage in an aggregate amount for no less than $5,000,000, in customary form for the benefit of the director, and (ii) subject to certain conditions, requires the Company, to the fullest extent permitted by applicable law, to indemnify the director against any and all liabilities to third parties incurred in the course of conduct of the company’s business or the business of any of its affiliates. Each Indemnification Agreement is in the form set forth in Exhibit 10.1 and the foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the text of the form of Indemnification Agreement which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          Effective September 20, 2005, the Board of Directors of the Company voted to increase the number of directors from five to six. On the same date, the Board of Directors unanimously approved the election of William J. Cary as a director of the Company to fill the newly created vacancy on the Board of Directors. Mr. Cary will serve until the 2008 Annual Meeting, or until such time as his successor is duly elected and qualified. Mr. Cary has been appointed to the Audit Committee of the Board of Directors, and he may be considered for committee assignments in the future.
          Mr. Cary has over 35 years of experience in business information technology. From December 1997 to December 2002, Mr. Cary was Senior Vice President/Chief Information Officer of NYCE Corporation (“NYCE”), a leading electronic payment company in the United States. In this role, Mr. Cary was responsible for leading the creation of a nationwide shared network for ATMs, online debit point of sales and electronic benefit transactions. Mr. Cary also served on the NYCE Board of Directors from June 2000 to May 2002. From April 1982 to November 1997, Mr. Cary was Senior Vice President/Chief Domain Architect at Citibank. From January 1973 to December 1981, Mr. Cary held senior operational positions with Sealand Service and John Wiley & Sons. From November 1963 to December 1972, Mr. Cary was Director of Information Technology with Avis Rent-A-Car.
          Mr. Cary graduated from the University of Chicago with a B.S. in Business and Computer Science. Mr. Cary also attended Stillman School of Business — Seton Hall University where he studied business management. He served in the United States Marine Corps from 1957 to 1963.
Item 9.01 Financial Statements and Exhibits.
     The following exhibits are filed herewith.

Exhibit
Number	Description
10.1	Form of Indemnification Agreement between the Company and each of its directors entered into as of September 20, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.
Date: September 21, 2005	By:	/s/ Pamela Fredette
Pamela Fredette, President and
Chief Executive Officer